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                                                                    EXHIBIT 23.3

                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

The Board of Directors
EvergreenBancorp, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the EvergreenBancorp, Inc. amended 2000 Stock Option Plan of our report dated January 25, 2002 on the consolidated statements of income, changes in shareholders' equity and cash flow for the year ended December 31, 2001, which report is included in the EvergreenBancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ John L. O'Brien & Company, PLLC

John L. O'Brien & Company, PLLC
Seattle, Washington
May 10, 2004